Mastercard and Corpay launch strategic partnership in cross-border payments
Mastercard invests in Corpay’s cross-border business unit
Corpay becomes exclusive partner for commercial cross-border payments distributed to Mastercard’s financial institution customers

PURCHASE, N.Y. and ATLANTA – April 29, 2025 – Mastercard and Corpay today announced an expansion of their partnership to deliver an enhanced suite of corporate cross-border payment solutions.

As a result, Mastercard’s financial institutions and their customers will now have simplified access to robust, end-to-end cross-border payments choices, including carded and non-carded solutions supporting all ticket sizes.

Under the agreement, Mastercard will become a minority investor in Corpay’s cross-border business. The $300 million investment – for an approximately 3% equity stake – represents an enterprise valuation of $10.7 billion, or 20x forward EBITDA multiple.

The partnership will strengthen solutions offered to financial institutions:
•Corpay will be the exclusive provider of industry-leading currency risk management and integrated large-ticket cross-border payments solutions to Mastercard’s financial institution customers
•The companies will extend their decades-long virtual card collaboration, with Corpay exclusively offering Mastercard virtual card programs to its customers
•Mastercard Move’s proven service focusing on disbursements and remittances for small ticket transactions will be offered to a broader set of small and mid-sized businesses in a range of new markets, including to existing Corpay customers

“This represents the natural extension of our commercial cross-border solutions,” said Raj Seshadri, Chief Commercial Payments officer, Mastercard. “Our work with Corpay expands our reach into the large and growing cross-border B2B payments space helping our financial institution partners deliver on the non-carded needs of their commercial customers, simply and efficiently.”

“We’re incredibly excited about this investment and new partnership with Mastercard,” said Ron Clarke, Chairman and CEO of Corpay. “We expect Mastercard’s sponsorship of our cross-border solutions will accelerate our financial institution revenue build.”

Corpay’s Cross-Border business offers innovative solutions that help banks, institutional investors and businesses mitigate foreign exchange exposure from their day-to-day business. Additionally, Corpay’s award-winning payments platform and network enable their customers to process large ticket and mass payments at scale in more than 160 currencies around the world.

Mastercard Move’s cross-border services provide financial institutions and other customers with reach to more than 10 billion end points across more than 200 countries and growing. The Mastercard Move network supports a number of delivery channels – bank accounts, mobile wallets, cash-out locations and cards – and payment types.

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About Mastercard

Mastercard powers economies and empowers people in 200+ countries and territories worldwide. Together with our customers, we’re building a resilient economy where everyone can prosper. We support a wide range of digital payments choices, making transactions secure, simple, smart and accessible. Our technology and innovation, partnerships and networks combine to deliver a unique set of products and services that help people, businesses and governments realize their greatest potential.
www.mastercard.com

About Corpay
Corpay (NYSE: CPAY), the Corporate Payments Company, is a global S&P 500 provider of commercial cards (e.g, business cards, fleet cards, virtual cards) and AP automation solutions (e.g., invoice and payments automation, cross border payments) to businesses worldwide. Our solutions “keep business moving” and result in our customers better controlling purchases, mitigating fraud, and ultimately spending less. To learn more visit www.corpay.com.

Mastercard Investor Relations Devin Corr or Jud Staniar investor.relations@mastercard.com 914-249-4565	Corpay Cross-Border Solutions Brad Loder brad.loder@corpay.com 647-627-6635

Mastercard Communications Seth Eisen seth.eisen@mastercard.com 914-249-3153	Corpay Investor Relations Jim Eglseder Jim.Eglseder@corpay.com 770-417-4697

Corpay Corporate Media Relations Chad Corley Chad.Corley@corpay.com 770-729-5021